                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                              CLEVELAND, OH 44131

                                 April 1, 2003

Dear Stockholder:

     We cordially invite you to attend the Annual Meeting of Stockholders of Century Business Services, Inc., which will be held on Friday, May 16, 2003, at 11:00 a.m. EST, at The Embassy Suites Hotel, 5800 Rockside Woods Boulevard North, Independence, Ohio 44131.

     The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     We encourage your participation at this meeting. Whether or not you plan to attend in person, it is important that your shares be represented at the meeting. Please review the proxy statement and sign, date and return your proxy card in the enclosed envelope as soon as possible.

     If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

     We appreciate your confidence in Century Business Services, Inc. and look forward to the chance to visit with you at the meeting.

                                          Very truly yours,

                                          CENTURY BUSINESS SERVICES, INC.

                                          /s/ Steven L. Gerard

                                          Steven L. Gerard, Chairman of the
                                          Board

                        CENTURY BUSINESS SERVICES, INC.
                  6480 ROCKSIDE WOODS BLVD., SOUTH, SUITE 330
                             CLEVELAND, OHIO 44131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2003

TO THE STOCKHOLDERS OF CENTURY BUSINESS SERVICES, INC.:

     The Annual Meeting of Stockholders of Century Business Services, Inc. ("Century") will be held on Friday, May 16, 2003, at 11:00 a.m. EST, at The Embassy Suites Hotel, 5800 Rockside Woods Boulevard North, Independence, Ohio 44131, for the following purposes:

     1. To elect a class of two (2) Directors to the Board of Directors of Century with terms expiring at the Annual Meeting in 2006;

     2. To ratify the appointment of KPMG LLP as Century's independent accountants for 2003; and,

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record on March 24, 2003 will be entitled to vote at the meeting.

     You are cordially invited to attend the Annual Meeting. Your vote is important. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED. The envelope enclosed requires no postage if mailed within the United States. If you attend the meeting and prefer to vote in person, your proxy card can be revoked at your request.

                                          By Order of the Board of Directors,

                                          /s/ Michael W. Gleespen

                                          Michael W. Gleespen, Corporate
                                          Secretary

Cleveland, Ohio
April 1, 2003

             PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Voting Rights and Solicitation..............................     3
Proposal No. 1 -- Election of Directors.....................     4
Proposal No. 2 -- Ratification of Appointment of Independent
  Accountants...............................................     5
Security Ownership of Certain Beneficial Owners and
  Management................................................     6
Report of the Compensation Committee on Executive
  Compensation..............................................     9
Report of the Audit Committee...............................    10
Executive Compensation......................................    12
Certain Relationships and Related Transactions..............    14
Stockholder Return Performance Presentation.................    16
Section 16(a) Beneficial Ownership Reporting Compliance.....    16
Equity Compensation Plan Information........................    17
Stockholder Proposals.......................................    17
Expenses of Solicitation....................................    17
Other Matters...............................................    18

                        CENTURY BUSINESS SERVICES, INC.

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             ----------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Century Business Services, Inc. ("Century") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, May 16, 2003, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The mailing of this proxy statement and accompanying form of proxy to stockholders will commence on or about April 1, 2003.

                         VOTING RIGHTS AND SOLICITATION

     Shares represented by properly executed proxies received on behalf of Century will be voted at the meeting in the manner specified therein. If no instructions are specified in a proxy returned to Century, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed proxy, and in favor of the appointment of KPMG LLP as independent accountants for 2003. Any proxy may be revoked by the person giving it at any time prior to being voted by attendance at the meeting or submitting a subsequently signed and dated proxy.

     Mr. Steven L. Gerard and Mr. Rick L. Burdick are designated as proxy holders in the proxy card. They will vote for the election as directors of Mr. Gary W. DeGroote and Mr. Harve A. Ferrill, who have been proposed by the Board of Directors, and for the ratification of the appointment of KPMG LLP as Century's independent accountants for 2003. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. The Board of Directors knows of no other matters to be presented at the meeting.

     The Board of Directors established March 24, 2003 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, Century had 95,409,243 shares of voting common stock issued and outstanding. The common stock is the only class of capital stock Century has outstanding. Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented. The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders. Broker non-votes, on the other hand, are not counted for purposes of determining whether a proposal has been approved. The affirmative vote of the holders of a majority of the votes cast at the meeting is necessary for the election of directors and for approval of any other matter scheduled for vote.

                             ELECTION OF DIRECTORS
                     PROPOSAL NO. 1 (ITEM 1 ON PROXY CARD)

     Century's Certificate of Incorporation divides the Board of Directors into three classes of directors, with one class to be elected for a three-year term at each annual meeting of stockholders. The Board of Directors currently consists of six members, with two members' terms expiring at this Annual Meeting. If elected at the Annual Meeting, the nominees listed below will serve until the Annual Meeting of Stockholders in 2006, or until their successors are duly elected and qualified. All other directors will continue as such for the term to which they were elected. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of another person as may be nominated by the Nominating and Governance Committee of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors, upon nomination by the Nominating and Governance Committee, recommends a vote FOR the election of the nominees for election as directors listed below.

                        DIRECTORS STANDING FOR ELECTION

                                                                            EXPIRATION OF
                                                                              PROPOSED
                            NAME                              AGE   SINCE       TERM
                            ----                              ---   -----   -------------
Gary W. DeGroote*...........................................  47    2002        2006
Harve A. Ferrill............................................  70    1996        2006

     --------------------

     * Mr. Gary W. DeGroote was appointed by Resolution of the Board of Directors at its October 10, 2002 meeting to serve out the remaining term of his father, Michael G. DeGroote, who is the beneficial owner of greater than 10% of outstanding Century stock, and whose resignation for health reasons was accepted by the Board of Directors at a special meeting held on October 10, 2002.

                         DIRECTORS WHOSE TERMS CONTINUE

                                                                            EXPIRATION OF
                                                                               CURRENT
                            NAME                              AGE   SINCE       TERM
                            ----                              ---   -----   -------------
Rick L. Burdick.............................................  51    1997        2004
Steven L. Gerard............................................  57    2000        2004
Joseph S. DiMartino.........................................  59    1997        2005
Richard C. Rochon...........................................  45    1996        2005

     Set forth below is biographical information for the individuals nominated to serve as directors and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR DIRECTORS

     Gary W. DeGroote has served as a Director of Century since October, 2002, when he was elected as an outside director to serve the remaining term of his father, Michael G. DeGroote, who resigned from the Board for health reasons. Mr. DeGroote is the President of GWD Management, Inc., a private Canadian diversified investment holding company founded in 1980 with an office in Burlington, Ontario. Mr. DeGroote also serves as a Director and Officer of other private companies. From 1976 to 1989, Mr. DeGroote held several positions with Laidlaw, Inc., a public waste services and transportation company, ending as Vice-President and Director in 1989. From 1991 to 1994, Mr. DeGroote served as President of Republic Environmental Systems Ltd., and Director of Republic Industries, Inc. He is currently a Director of Capital Environmental Resources Inc.

     Harve A. Ferrill has served as a Director of Century since October, 1996, when he was elected as an outside director. Mr. Ferrill served as Chief Executive Officer and Chairman of Advance Ross Corporation, a company that provides tax refunding services from 1992 to 1996. Mr. Ferrill served as President of Advance Ross Corporation from 1990 to 1992. Since 1996, Advance Ross Corporation has been a wholly-owned subsidiary of Cendant Corporation. Mr. Ferrill has served as President of Ferrill-Plauche Co., Inc., a private investment company, since 1982.

CONTINUING DIRECTORS

     Rick L. Burdick has served as a Director of Century since October 1997, when he was elected as an outside director. In October 2002, he was elected by the Board as Vice Chairman, a non-officer position. Mr. Burdick has been a partner at the law firm of Akin Gump Strauss Hauer & Feld, LLP since April 1988. Mr. Burdick also serves on the Board of Directors of AutoNation, Inc.

     Steven L. Gerard was elected by the Board of Directors to serve as its Chairman on October 10, 2002, following the resignation of Michael G. DeGroote for health reasons. He was appointed Chief Executive Officer and Director on October 12, 2000. Mr. Gerard was Chairman and CEO of Great Point Capital, Inc., a provider of operational and advisory services from 1997 to October 2000. From 1991 to 1997, he was Chairman and CEO of Triangle Wire & Cable, Inc. and its successor, Ocean View Capital, Inc. Mr. Gerard's prior experience includes 16 years with Citibank, N.A. in various senior corporate finance and banking positions, including ultimately Senior Managing Director, responsible for the risk management of Citibank's commercial and investment banking activities in the United States, Europe, Australia and Japan. Further, Mr. Gerard served seven years with the American Stock Exchange, where he last served as Vice President of the Securities Division. Mr. Gerard also serves on the Boards of Directors of The Fairchild Company, Inc., Lennar Corporation, Joy Global, Inc. and Timco Aviation Services, Inc.

     Joseph S. DiMartino has served as a Director of Century since November 1997, when he was elected as an outside director. Mr. DiMartino has been Chairman of the Board of The Dreyfus Family of Mutual Funds since January 1995. Mr. DiMartino served as President, Chief Operating Officer and Director of The Dreyfus Corporation from October 1982 until December 1994 and also served as a director of Mellon Bank Corporation. Mr. DiMartino also serves on the Boards of Directors of The Newark Group, Levcor International, and the Muscular Dystrophy Association.

     Richard C. Rochon has served as a Director of Century since October 1996, when he was elected as an outside director. Mr. Rochon is Chairman and CEO of Royal Palm Capital Partners, a private investment and management fund. From 1985 to February 2002, Mr. Rochon served in various capacities with, and most recently as President of, Huizenga Holdings, Inc., a management and holding company owned by H. Wayne Huizenga. Mr. Rochon also has served as a director, since September 1996, and as Vice Chairman since April 1997, of Boca Resorts, Inc., an owner and operator of luxury resort properties in South Florida. Mr. Rochon also serves on the Board of Directors of Citizens Bancshares of South Florida. From 1979 until 1985 Mr. Rochon was employed as a certified public accountant by the public accounting firm of Coopers & Lybrand, L.L.P.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                     PROPOSAL NO. 2 (ITEM 2 ON PROXY CARD)

     The Audit Committee of the Board of Directors, has approved and recommends the appointment of KPMG LLP, independent accountants, to audit the consolidated financial statements of Century and its subsidiaries for the year ending December 31, 2003. This appointment was made subject to the approval of Century's stockholders. KPMG LLP has been serving Century in this capacity since 1997. Century has been advised that no member of KPMG LLP had any direct financial interest or material indirect financial interest in Century or any of its subsidiaries or, during the past three years, has had any connection with Century or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Century has been advised that no other relationship exists between KPMG and Century that impairs KPMG's status as independent accountants with respect to Century within the meaning of the Federal securities laws administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

     Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the ratification by the stockholders of this appointment.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table shows the beneficial ownership of Century common stock as of March 24, 2003, by (1) each person known by Century to own beneficially 5% or more of Century's common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table (see "Executive Compensation") and (4) all directors and executive officers of Century as a group.

                                                               AMOUNT AND
                                                               NATURE OF
                      NAME AND ADDRESS                         BENEFICIAL     PERCENT
                   OF BENEFICIAL OWNER(1)                     OWNERSHIP(2)    OF CLASS
                   ----------------------                     ------------    --------
Michael G. DeGroote(3)......................................   14,788,098(4)   15.49%
Huizenga Investments L.P.(5)................................    5,422,222(6)    5.70%
Steven L. Gerard............................................      930,428(7)       *
Rick L. Burdick.............................................      194,034(8)       *
Gary W. DeGroote............................................      188,110(9)       *
Joseph S. DiMartino.........................................      145,000(10)      *
Harve A. Ferrill............................................      117,500(11)      *
Richard C. Rochon...........................................      165,555(12)      *
Jerome P. Grisko, Jr. ......................................      276,100(13)      *
Ware H. Grove...............................................       96,000(14)      *
Leonard Miller..............................................      161,644(15)      *
Robert A. O'Byrne...........................................      419,727(16)      *
All directors and executive officers as a group (10
  persons)..................................................    2,694,098       2.82%
Total Shares Outstanding 95,409,243

---------------

 * Less than 1%

 (1) Except as otherwise indicated in the notes below, the mailing address of each entity, individual or group named in the table is 6480 Rockside Woods Boulevard, South, Suite 330, Cleveland, OH 44131, and each person named has sole voting and investment power with respect to the shares of common stock beneficially owned by such person.

 (2) Share amounts and percentages shown for each person in the table include shares of common stock that are not outstanding but may be acquired upon exercise of all options and warrants exercisable within 60 days of March 24, 2003.

 (3) Mr. Michael G. DeGroote beneficially owns his shares of common stock through Westbury (Bermuda) Ltd., a Bermuda corporation controlled by him. Westbury (Bermuda) Ltd. is located at Victoria Hall, 11 Victoria Street, P.O. Box HM 1065, Hamilton, HMEX Bermuda.

 (4) Consists of 14,733,098 shares of common stock owned of record by Westbury (Bermuda) Ltd., and options to purchase 55,000 shares of common stock granted to Mr. DeGroote under the Century Employee's Stock Option Plan (the "Century Option Plan") that are exercisable within 60 days of March 24, 2003.

 (5) Information is based upon the amended Schedule 13G, filed with the Securities and Exchange Commission on February 14, 2003. The address of Huizenga Investments Limited Partnership, a limited partnership controlled by Mr. H. Wayne Huizenga, is P.O. Box 50102, Henderson, Nevada 89106.

 (6) Consists of 5,422,222 shares of common stock owned of record by Huizenga Investments Limited Partnership.

 (7) Consists of 13,762 shares of common stock owned of record by Mr. Gerard and options to purchase 916,666 shares of common stock granted to Mr. Gerard under the Century Employee's Stock Option Plan (the "Century Option Plan") which are exercisable within 60 days of March 24, 2003.

 (8) Consists of 9,034 shares of common stock owned of record by Mr. Burdick and options to purchase 185,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

 (9) Consists of 21,100 shares of common stock owned of record by GWD Management, Inc., of which Mr. DeGroote is the sole director and shareholder; 112,000 shares of common stock held in a fixed irrevocable trust and options to purchase 55,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003. Gary W. DeGroote is the son of Michael G. DeGroote, who is the beneficial owner of greater than 10% of outstanding Century stock.

(10) Consists of 35,000 shares of common stock owned of record by Mr. DiMartino and options to purchase 110,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(11) Consists of 7,500 shares of common stock owned of record by The Harve A. Ferrill Trust U/A 12/31/69 and options to purchase 110,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(12) Consists of 55,555 shares of common stock owned of record by WeeZor I Limited Partnership, a limited partnership controlled by Mr. Rochon, and options to purchase 110,000 shares of common stock granted to Mr. Rochon under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(13) Consists of 3,500 shares of common stock owned of record by Mr. Grisko and options to purchase 272,600 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(14) Consists of 6,000 shares of common stock owned of record by Mr. Grove and options to purchase 90,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(15) Consists of 53,644 shares of common stock owned of record by Mr. Miller, 60,000 shares of common stock owned of record by the Miller Family Partnership, and options to purchase 48,000 shares of common stock granted under the Century Option Plan that are exercisable within 60 days of March 24, 2003.

(16) Consists of 265,017 shares of common stock owned of record by Mr. O'Byrne and options to purchase 112,700 shares of common stock granted under the Century Option Plan held in Mr. O'Byrne's name and 42,010 shares of common stock held by MRCP, L.C., a Missouri Limited Company in which Mr. O'Byrne has a 25% interest, all of which are exercisable within 60 days of March 24, 2003.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducted five regular meetings and one special telephonic meeting during 2002. Each director attended in person at least 75% of the aggregate of all meetings of the Board and Committees of the Board.

     Committees of the Board of Directors. During 2002, the Board of Directors had an Audit Committee, a Compensation Committee, and an Executive Management Committee. On February 12, 2003, the Board formed a

Nominating and Governance Committee. The following is a description of the committees of the Board of Directors:

     The members of the Audit Committee are Messrs. Burdick, Ferrill (Chairman) and Rochon. The Audit Committee conducted five regular meetings and four special telephonic meetings during 2002. The Audit Committee is responsible for hiring the Company's independent accountants and reviews issues raised by the accountants as to the scope of their audit and their audit report, including questions and recommendations that arise relating to Century's internal accounting and auditing control procedures. The Audit Committee operates under a written Charter, revised and adopted by the Board of Directors in 2003, a copy of which is attached to this Proxy Statement.

     The members of the Compensation Committee are Messrs. Ferrill, DiMartino (Chairman) and Rochon. The Compensation Committee conducted three regular meetings and one telephonic meeting during 2002. The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to compensation of Century's executive officers, including salary, bonus and benefits. The Compensation Committee also administers Century's stock option plan.

     The members of the Executive Management Committee were Messrs. Michael DeGroote, Gerard, Grisko and Grove. Following Mr. DeGroote's resignation, the Committee was reconstituted to include Messrs. Gerard, Burdick and Grisko. The Executive Management Committee approved five Unanimous Written Consents in Lieu of Meeting of The Executive Management Committee of Century Business Services, Inc. during 2002. The Executive Management Committee is empowered with the same authority as the full Board of Directors to take any action including the authorization of any transaction in the amount of $10 million or less. With respect to acquisition or divestiture of assets, consisting of entities of assets, the Executive Management Committee has the power to execute and deliver documents in the name and on behalf of the Company, to issue shares of Common Stock of the Company and to take all actions necessary for the purpose of effecting acquisition of core assets or divestments of non-core assets, consisting of entities of assets, so long as all members of the Executive Management Committee approve the transaction and the total consideration to be paid to or by the Company in connection with the acquisition or divestiture of the assets does not exceed $10 million. The Executive Management Committee does not have the power or authority of the Board of Directors to approve or adopt or recommend to the shareholders any action or matter expressly required by the Delaware General Corporation Law to be submitted to shareholders for approval; adopt, amend or repeal any Bylaw of the Company; fill or approve Board or Board committee vacancies; declare or authorize the payment of dividends; fix compensation for service on the Board or any committee thereof; and elect executive officers of the Company.

     The Nominating and Governance Committee consists of Messrs. Burdick (Chairman), Ferrill and DiMartino. The Nominating Committee is newly formed in 2003 to propose and recommend candidates for the Board, review Board committee responsibilities and composition, review the effectiveness of the Board and of Company management, and to monitor the Company's corporate governance policies and practices. The Committee is composed of independent directors as that term is defined by the rules and regulations of the NASDAQ Stock Market.

DIRECTOR COMPENSATION

     Directors who are employees of Century are not paid any fees or additional compensation for service as members of the Board of Directors or any of its committees. Directors who are not employees of Century receive a $25,000 annual retainer fee, as well as a fee of $1,000 for each meeting of the Board of Directors attended. In addition, directors who are committee members receive a fee of $1,000 for each committee meeting attended. The Audit Committee Chairman receives an additional annual grant of $5,000, and remaining Committee Chairmen receive annual grants of $3,000 each. In addition, an annual award of 5,000 immediately exercisable stock options has been awarded to continuing non-employee directors. Upon appointment, directors receive an additional immediately exercisable award of 50,000 stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during 2002 and continuing through 2003 are Messrs. DiMartino (Chairman), Ferrill and Rochon. Neither of Messrs. DiMartino, Ferrill, or Rochon is or has been an officer or employee of Century. There are no compensation committee interlock relationships with respect to Century.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Committee was established to: (a) review and approve the Company's stated compensation philosophy, strategy and structure and assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) discharge the Board's responsibilities relating to compensation of the executive officers of the Company and its subsidiaries; (c) evaluate the Company's Chief Executive Officer and set his or her remuneration package; (d) evaluate the other executive officers of the Company and set their remuneration packages; (e) prepare an annual report on executive compensation for inclusion in the Company's annual proxy statement; (f) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (g) perform such other functions as the Board may from time to time assign to the Committee.

     In the past year the Committee reassessed the compensation structure of the Company. The Committee commissioned compensation studies to provide it with data and analysis useful in restructuring compensation in order to maximize shareholder value and to retain and recruit qualified management and staff. This process lead to adjustments in the compensation levels of several executive officers, and to the adoption of new compensation methodologies. As a result of its efforts, the Committee has refined its compensation philosophy and strategy.

  Compensation Policy Statement

     The general CBIZ policy is to pay compensation that is competitive to total median compensation provided at comparable financial service and professional service firms similar in size and complexity to CBIZ. Compensation paid to individuals will be determined based on the discretionary judgment of the Compensation Committee and senior Company management. This means:

     - Salaries will be targeted at the median based on an individual's performance, experience and unique value. Those executives and managers whose performance is exceptional, or who have long experience, considerable knowledge, or have a focused skill that would be difficult to replace may be targeted above the median. Those who demonstrate the ability to meet their job requirements, and have been in their position at least three years, may be paid approximately the median. Those who have been in their position less than three years may generally be paid below the median, absent exceptional performance or relevant career experience outside CBIZ. According to these general principles, pay may range between 80% to 120% of the median. The companies used to determine current market practices may include other financial and professional service companies of comparable size and complexity. Median ranges may be estimated by discretionary means, including adjustment to reflect CBIZ' relative revenue size. Annual increases may be kept at or below national averages and, over time, efforts will be made to limit the fixed portion of total cash compensation and increase the amount available under incentive plans.

     - The Company will strive to provide annual incentive award opportunities that equal market median when financial and individual goals are achieved. Award programs will be designed to provide compensation above the median of the marketplace when company and individual performance is significantly above goals, and below the median when performance fails to meet goals. For 2003 performance, the Committee has elected to grant Qualified Performance-Based Awards to a pre-defined group of senior executives--including the Chief Executive Officer--pursuant to Section 7 of the Century Business Services, Inc. 2002 Stock Incentive Plan. The performance goals are based on benchmark goals tied to the Company's earnings per share ("EPS"). The actual compensation award amounts for 2003 will be based on actual EPS. If actual EPS equals a predetermined target level, each awardee will receive an amount equal to his or her target award. The award will be less than the target award if actual EPS is below the target level, and will be greater if actual EPS is above the target. No award will be paid if the actual EPS is less than a predetermined floor level of earnings per share. A maximum award will be achieved if the EPS reaches or exceeds a ceiling goal.

     - Stock options and direct stock grants may be granted by the Committee to provide a reward opportunity for those management and other key employees who have performed well in the prior year, and who can impact the profit and loss goals of the Company. The long-term objective is to provide stock option and restricted stock grants that offer similar opportunities for compensation that those offered at comparable financial and professional service firms that are similar in size to CBIZ.

     - Total compensation will reflect an individual's performance and potential. Performance will be measured in accordance with an individual's goals and objectives as well as their contribution to CBIZ' corporate goals and initiatives. Such factors as team work, new product innovation, aggressiveness, mentoring and personal development will strongly influence the non-quantitative portion of compensation awards.

  Chief Executive Officer Compensation

     The Compensation of the Chief Executive Officer is largely determined by the pre-negotiated terms of his contract described in the "Executive Compensation" section stated below. This contract was renewed and increases in both the base and bonus compensation of the CEO were awarded as a result Mr. Gerard's successes in corporate debt reduction, continuing office consolidation, cross-serving program results, and operations expense reduction.

  Executive Compensation Deductibility

     Century intends that amounts paid pursuant to Century's compensation plans will generally be deductible compensation expenses. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

                          COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                                         Joseph S. DiMartino, Chairman
                                               Harve A. Ferrill
                                               Richard C. Rochon

                         REPORT OF THE AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the current rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200 (a)(14).

     The Audit Committee closely monitored developments in corporate governance arising from the adoption of the Sarbanes-Oxley Act. In response, the Audit Committee has amended its Charter to reflect those portions of the Act and attendant rules promulgated by the Securities and Exchange Commission ("SEC"). In addition, the Charter was amended to incorporate portions of proposed SEC rules that the Committee members believe merit early adoption. Over the next year, the Audit Committee anticipates that additional changes to its Charter will be made as the SEC and the NASDAQ Stock Market adopt additional rules bearing on the duties and activities of the Committee. In addition, the Audit Committee expects that its membership may change as new standards defining the independence of an audit committee member become effective under SEC and NASDAQ rules.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Audit Committee received, reviewed, and adopted management's report assessing the Company's internal controls over financial reporting.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1.

     The Audit Committee discussed with the Company's independent auditors the overall scope, plans and results of their audit activities. The Audit Committee meets with the independent auditors, and the Head of the Company's Internal Audit staff, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The Audit Committee held nine meetings during fiscal 2002. The Company incurred the following fees for services performed by KPMG LLP in fiscal 2002:

  Audit Fees

     Fees for the fiscal year 2002 audit and the review of Forms 10-Q billed through December 31, 2002 were $562,500.

  All Other Fees

     Audit-related fees of $83,520 were billed for the year ended December 31, 2002. Audit related fees consisted principally of an audit of the financial statements of the employee benefit plan and an SAS 70 internal control review engagement for a subsidiary, Century Retirement Services, Inc.

     Aggregate fees billed for all other services rendered by KPMG LLP for the year ended December 31, 2002 were $18,600, representing other non-audit fees related to tax consultation and tax compliance.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the reappointment of KPMG LLP as independent auditors.

                                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                            Harve A. Ferrill, Chairman
                                                  Rick L. Burdick
                                                 Richard C. Rochon

                             EXECUTIVE COMPENSATION

     The following table provides a summary of compensation for the Chief Executive Officer during fiscal year 2002 and the four other most highly compensated officers who were serving as executives of Century on December 31, 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                      COMPENSATION AWARDS
                                                                                    -----------------------
                                              ANNUAL COMPENSATION                   SECURITIES   SECURITIES
                                              --------------------   OTHER ANNUAL   UNDERLYING   UNDERLYING
     NAME AND PRINCIPAL POSITION       YEAR    SALARY      BONUS     COMPENSATION    WARRANTS     OPTIONS
     ---------------------------       ----   --------   ---------   ------------   ----------   ----------
Steven L. Gerard                       2002   510,417     300,000(1)    133,165(2)         0              0
Chief Executive Officer/Chairman       2001   500,000     250,000(1)     96,986(2)         0        250,000(3)
                                       2000   109,971     150,000             0            0      1,000,000(4)
Jerome P. Grisko, Jr.                  2002   350,000      75,000         6,133(5)         0        125,000(6)
President & COO                        2001   350,000     100,000         5,858(5)         0        210,000(7)
                                       2000   293,670      50,000         5,871(5)         0        100,000(8)
Ware H. Grove                          2002   260,000      75,000         6,576(5)         0         75,000(6)
Sr. Vice President and CFO             2001   240,000     100,000         3,962(9)         0              0
                                       2000    13,692           0           342(9)         0         75,000(10)
Leonard Miller                         2002   350,000      50,000         6,440(11)        0        100,000(6)
Sr. Vice President                     2001   350,000     100,000         5,100(12)        0         70,000(7)
                                       2000   286,236           0         5,100(12)        0              0
Robert A. O'Byrne                      2002   300,000      75,000         5,940(11)        0        100,000(6)
Sr. Vice President                     2001   250,000     100,000         7,310(11)        0        120,000(7)
                                       2000   254,220           0         5,100(12)        0         30,000(13)

---------------

 (1) Mr. Gerard's contract specifies a bonus of at least $150,000 per year.

 (2) Includes payment for life insurance policy, commuting costs and automobile adjustments, and employer matching 401(K) contributions.

 (3) Bonus for 2001 performance. Consists of options that are exercisable on 01/01/2002 and remain exercisable for a six-year period from the date of the grant.

 (4) Consists of options that vest 33 1/3% annually beginning October 11, 2001, and remain exercisable for a six-year period from the date of the grant.

 (5) Includes payment for automobile adjustments and employer matching 401(K) contributions.

 (6) Consists of options that vest 20% annually beginning April 5, 2003, and remain exercisable for a six-year period from date of grant.

 (7) Consists of options that vest 20% annually beginning March 7, 2002, and remain exercisable for a six-year period from grant date.

 (8) Consists of options that vested March 6, 2000, and remain exercisable for a six-year period from the date of the grant.

 (9) Includes payment for automobile adjustments.

(10) Consists of 38,000 options exercisable as of December 12, 2000, and 37,000 options exercisable as of December 12, 2001, and remain exercisable for a six-year period from the grant date.

(11) Includes payment for insurance premiums and employer matching 401(K) contributions.

(12) Includes payment for employer-matching 401(K) contributions.

(13) Consists of options that vest 20% annually beginning March 1, 2001, and remain exercisable for a six-year period from the date of the grant.

  Employment Agreements

     Century is a party to employment agreements with Messrs. Gerard, Grisko and Grove. The employment agreements provide for annual base salaries of $500,000, $300,000, and $240,000, respectively. Mr. Gerard's contract was for an initial term of three years, with automatic annual one-year extensions beginning on the year 2002 anniversary of the execution of the agreement in the absence of termination. Base salary may be increased by the Board, and for each of years 2001, 2002, and 2003, the agreement provides for a bonus of at least $150,000, with bonus increases based upon achievement of performance goals established by the Compensation Committee. Pursuant to the contract, Century granted Mr. Gerard a nonqualified stock option to acquire 1,000,000 shares of common stock at the fair market value of the stock at the date of granting. The options vest in increments of 33 1/3% on each of the first, second and third anniversaries of the date of the grant. Other compensation includes an automobile allowance, participation in Century welfare, pension and incentive benefit plans, maintenance of a term life insurance policy, and reimbursement for travel and housing expenses.

     If the agreement is terminated by Century without cause or by Mr. Gerard for reasons such as a change of control of Century, Mr. Gerard is entitled to
(1) his base salary and vacation pay through the date of termination, (2) a cash payment equal to two times the sum of his then current base salary and average bonus paid in the three year period preceding the year of termination, (3) maintenance of health and life insurance coverage, and (4) other amounts due through the date of termination. If the agreement is terminated by Century with cause or by Mr. Gerard without good reason, as defined by the contract, Mr. Gerard is entitled to (1) his base salary and vacation pay through the date of termination, and (2) other amounts due through the date of termination.

     The contract contains restrictive covenants that obligate Mr. Gerard to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, (3) abide by a one-year noncompetition term, (4) honor a two-year employee nonsolicitation term, (5) comply with a one-year customer, investor, and client non-solicitation term, and (6) avoid disparagement of the company.

     Mr. Grisko's contract provides for a one-time bonus of $50,000, and an immediately vested, nonqualified stock option to acquire 75,000 shares of common stock at the fair market value of the stock at the date of granting. Other compensation includes all benefits generally available to senior level executives of Century, such as an automobile allowance, and participation in Century welfare, pension and incentive benefit plans.

     In addition, the contract provides for the payment of severance upon termination without cause (including termination resulting from a change of control), or upon a request by the Chairman of the Board that Mr. Grisko resign. Severance would include (1) a cash payment of two-times Mr. Grisko's base salary at the time of termination, (2) continued participation for two years in Century health and welfare benefit plans, (3) immediate vesting of, and ability to exercise, any unvested but previously granted stock options, and (4) receipt of title to any company vehicle then in use by Mr. Grisko.

     The contract contains restrictive covenants that obligate Mr. Grisko to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, (3) abide by a two-year employee, customer, and supplier nonsolicitation and noninterference term, and (4) avoid disparagement of the company.

     Mr. Grove's contract provides for discretionary bonuses, and a nonqualified stock option to acquire 75,000 shares of common stock at the fair market value of the stock at the date of granting. The option to acquire 38,000 of the total vested immediately upon grant. The remaining options vest upon the first anniversary of the date of the grant. Other compensation includes all benefits generally available to senior level executives of Century, such as an automobile allowance, and participation in Century welfare, pension and incentive benefit plans.

     In addition, the contract provides for the payment of severance upon termination without cause, or upon voluntary termination due to a change of control. Severance would include (1) continued payment for a period of one year of Mr. Grove's base salary at the time of termination, and (2) continued participation for one year in Century health and welfare benefit plans.

     The contract contains restrictive covenants that obligate Mr. Grove to (1) maintain Century's confidential information, (2) return company information or other personal and intellectual property, (3) abide by a one-year non-compete, and one-year employee, customer, and supplier nonsolicitation and noninterference term, and (4) avoid disparagement of the company.

OPTIONS GRANTED DURING 2002

     The following table sets forth as to each of the named executive officers information with respect to option grants during 2002: (1) the number of shares of common stock underlying options granted, (2) the percentage that such options represent of all options granted to officers and employees during the year, (3) the exercise price, (4) the expiration date and (5) the potential realizable value of such options. It should be noted that the actual value of the options may be significantly different from the value shown in the assumptions, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise. Century granted no warrants to its executive officers during 2002.

                                   OPTION GRANTS DURING 2002                POTENTIAL REALIZABLE VALUE
                        ------------------------------------------------     AT ASSUMED ANNUAL RATES
                        NUMBER OF    % OF TOTAL                            OF STOCK PRICE APPRECIATION
                        SECURITIES    OPTIONS                                    FOR OPTION TERM
                        UNDERLYING    GRANTED     EXERCISE                 ----------------------------
                         OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   AT 5% ANNUAL   AT 10% ANNUAL
                         GRANTED      IN 2002       SHARE        DATE      GROWTH RATE     GROWTH RATE
                        ----------   ----------   ---------   ----------   ------------   -------------
Steven L. Gerard......         0        0.00%         --                     $      0       $      0
Jerome P. Grisko......   125,000        4.66%       3.45      04/05/2008     $146,666       $332,736
Ware H. Grove.........    75,000        2.79%       3.45      04/05/2008     $ 88,000       $199,641
Leonard Miller........   100,000        3.73%       3.45      04/05/2008     $117,333       $266,189
Robert A. O'Byrne.....   100,000        3.73%       3.45      04/05/2008     $117,333       $266,189

OPTION EXERCISES AND VALUES FOR 2002

     The following table sets forth information as to each of the named executive officers with respect to option exercises during 2002 and the status of their options at December 31, 2002: (1) the number of shares of common stock acquired upon exercise of options during the year, (2) the aggregate dollar value realized upon the exercise of such options, (3) the total number of securities underlying exercisable and unexercisable options at December 31, 2002 and (4) the aggregate dollar value of in-the-money exercisable and unexercisable options at December 31, 2002.

                    AGGREGATED OPTION EXERCISES DURING 2002
                     AND OPTION VALUES AT DECEMBER 31, 2002

                                                        NUMBER OF SECURITIES
                       NO. OF SHARES                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED(1)
                         ACQUIRED                            OPTIONS AT               IN-THE-MONEY OPTIONS
                           UPON           VALUE           DECEMBER 31, 2002           AT DECEMBER 31, 2002
                        EXERCISE OF     REALIZED     ---------------------------   ---------------------------
        NAME              OPTION       ON EXERCISE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        ----           -------------   -----------   -----------   -------------   -----------   -------------
Steven L. Gerard.....        0              0          916,667        333,333      $1,295,834      $506,666
Jerome P. Grisko,
  Jr. ...............        0              0          192,200        309,800      $   47,040      $188,160
Ware H. Grove........        0              0           75,000         75,000      $   26,868      $107,472
Leonard Miller.......        0              0           14,000        156,000      $  105,000      $      0
Robert A. O'Byrne....        0              0           56,400        225,100      $   15,680      $ 62,720

---------------

(1) In-the-Money calculation: NASDAQ closing price at 12/31/02 = $2.6500.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among CBIZ and certain related parties. It is CBIZ' policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on CBIZ' experience and the terms of its transactions with unaffiliated parties, it is the Board of Directors' belief that the transactions described below met these standards at the time of the transactions.

     A number of the businesses acquired since October 1996 are located in properties owned indirectly by and leased from persons employed by CBIZ. In the aggregate, CBIZ paid approximately $0.8 million, $1.5 million and $1.5 million for the years ended 2002, 2001 and 2000, respectively, under such leases which management believes were at market rates. No executive officer or director of the Company has an ownership interest in such properties.

     Rick L. Burdick, a director of CBIZ, is a partner of Akin Gump Strauss Hauer & Feld LLP (Akin Gump). Akin Gump performed legal work for CBIZ during 2002, 2001 and 2000 for which the firm received $119,064, $68,540 and $116,000 from CBIZ, respectively.

     CBIZ and/or its subsidiaries maintain joint-referral relationships and service agreements with licensed CPA firms under which CBIZ subsidiaries provide administrative services (including office, bookkeeping, accounting, and other administrative services, preparing marketing and promotion materials, and leasing of administrative and professional staff) in exchange for a fee. A number of CBIZ employees own interests in the independent companies maintaining administrative services agreements with CBIZ. No executive officer or director of the Company has an ownership interest in such companies.

     Robert A. O'Byrne, Senior Vice President, Benefits & Insurance, was indebted to CBIZ in the amount of $250,000 at December 31, 2002 and $325,000 at December 31, 2001. Likewise, CBIZ was indebted to the former shareholders of RDOB/GNG, of which Mr. O'Byrne is a shareholder, for $420,000 at December 31, 2002. Mr. O'Byrne also has an interest in a partnership that receives commissions from CBIZ that are paid to certain eligible benefits and insurance producers in accordance with a formal program to provide benefits in the event of death, disability, retirement or other termination. The note and the program were both in existence at the time CBIZ acquired the former company, of which Mr. O'Byrne was an owner.

     CBIZ has divested several operations during 2002, in an effort to rationalize the business and sharpen the focus on non-strategic businesses. In accordance with this strategy, CBIZ has sold and may sell in the future businesses to former employees or shareholders. Management believes these transactions were priced at market rates, competitively bid, and entered into at arm's length terms and conditions.

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a performance graph comparing the cumulative total stockholder return on Century's common stock, based on its market price, with the cumulative total return of companies in the S&P 500 Index and a Peer Group. The graph assumes the reinvestment of dividends for the period beginning December 31, 1997 through the year ended December 31, 2002.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG CENTURY BUSINESS SERVICES, INC.,
                     THE S&P 500 INDEX, AND A PEER GROUP**

                                                    CENTURY BUSINESS
                                                     SERVICES, INC.                  S&P 500                   PEER GROUP
                                                    ----------------                 -------                   ----------
12/97                                                    100.00                      100.00                      100.00
12/98                                                     83.33                      128.58                      119.48
12/99                                                     48.92                      155.64                      179.62
12/00                                                      6.52                      141.46                      195.35
12/01                                                     13.33                      124.65                      146.38
12/02                                                     15.36                       97.10                      138.46

                                    12/97    12/98    12/99    12/00    12/01    12/02
                                    ---------------------------------------------------
Century Business Services, Inc.     100.00    83.33    48.92     6.52    13.33    15.36
S&P 500                             100.00   128.58   155.64   141.46   124.65    97.10
Peer Group                          100.00   119.48   179.62   195.35   146.38   138.46

 * $100 invested on 12/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

** The Peer Group consists of Probusiness Services, Inc., H&R Block, Inc.,
   Arthur J Gallagher & Co., New Ceridian Corp., Brown & Brown, Inc., Paychex Inc., Answerthink, Inc., and American Express Co.

Copyright(C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Century's officers and directors, and persons who own more than 10% of a registered class of Century's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish Century with copies of all Section 16(a) reports they file.

     Century believes that during the 2002 fiscal year, its officers, directors and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of three late reports. Mr. Michael G. DeGroote did not report the sale of 40 shares on July 31, 2002 until August 12, 2002 due to the inadvertence of his personal staff. Option awards for Messrs. Burdick and Gary W. DeGroote on November 5, 2002 were not filed until December 9, 2002 due to the inadvertence of the Corporate Secretary. In making these statements, Century has relied upon examination of the copies of Forms 3, 4 and 5 provided to the company and the written representations of its directors and officers.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about our equity compensation plans as of December 31, 2002. All outstanding awards relate to our common stock.


                                         A                             B                            C
                                                                                          NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE FOR
                                                                                          FUTURE ISSUANCE UNDER
                                                                                           EQUITY COMPENSATION
                             NUMBER OF SECURITIES TO BE                                     PLANS (EXCLUDING
                              ISSUED UPON EXERCISE OF      WEIGHTED AVERAGE EXERCISE     SECURITIES REFLECTED IN
PLAN CATEGORY                   OUTSTANDING OPTIONS       PRICE OF OUTSTANDING OPTIONS          COLUMN A)
Equity compensation plans
approved by shareholders             10,947,866(1)                   $4.81                      4,065,254(2)
Equity compensation plans
not approved by
shareholders                                  0                          0                              0
Total                                10,947,866                      $4.81                      4,065,254

(1) Consists of 13,120 option awards under the 1991 Employee Stock Option Plan and 10,934,746 option awards under the Century Business Services, Inc. 2002 Stock Incentive Plan.

(2) All remaining shares available for grant are subject to the Century Business Services, Inc. 2002 Stock Incentive Plan.

                             STOCKHOLDER PROPOSALS

     Any proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by Century for inclusion in the proxy statement and form of proxy relating to the meeting not later than December 1, 2003. It is suggested that proponents submit their proposals by certified mail, return receipt requested. Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 if any stockholder proposal intended to be presented at the 2004 Annual Meeting without inclusion in our proxy statement for such meeting is received at our principal office after February 16, 2003, then a proxy will have the ability to confer discretionary authority to vote on such proposal. Detailed information for submitting resolutions will be provided upon written request to Century's Corporate Secretary at Century Business Services, Inc., 6480 Rockside Woods Blvd., South, Suite 330, Cleveland, Ohio 44131, Attention: Corporate Secretary. No stockholder proposals were received for inclusion in this proxy statement.

                            EXPENSES OF SOLICITATION

     Century will bear the expense of preparing and mailing the materials in connection with the solicitation of proxies, as well as the cost of solicitation. Fifth Third Bancorp ("Fifth Third Bank") has been retained by Century to assist in the solicitation of proxies. Fifth Third Bank, which has a contract to act as the transfer agent for Century, will not be paid any additional fees for these services. Fifth Third Bank will receive reimbursement of out-of-pocket expenses it incurs in connection with its efforts. In addition, Century will reimburse brokers, nominees, banks and other stockholders of record for their expenses incurred in forwarding proxy materials to beneficial owners. Century expects that the solicitation of proxies will be primarily by mail, but directors, officers and employees of Century may solicit proxies by personal interview, telephone or telecopy. These persons will receive no additional compensation for such services.

     Century's Annual Report on Form 10-K for the year ended December 31, 2002, including financial statements and a Letter to Stockholders is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material. CENTURY WILL MAIL ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER

31, 2002, TO EACH STOCKHOLDER OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK WITHOUT CHARGE UPON SUCH PERSON'S WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT AT CENTURY'S EXECUTIVE OFFICES AT 6480 ROCKSIDE WOODS BOULEVARD, SOUTH, SUITE 330, CLEVELAND, OHIO 44131.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The Board of Directors has designated the proxies named therein.

                                            By Order of the Board of Directors,

                                            /s/ Michael W. Gleespen

                                            Michael W. Gleespen, Corporate
                                            Secretary

Cleveland, Ohio
April 1, 2003

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF CENTURY BUSINESS SERVICES, INC.

     This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Century Business Services, Inc., a Delaware corporation (the "COMPANY").

I.  PURPOSE

     The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, the internal auditors and management of the Company.

II.  COMPOSITION

     The Committee shall be composed of three members (including a Chairman), all of whom shall be "independent directors," as such term is defined in the effective rules and regulations of the SEC and the NASDAQ Stock Market, unless a member of the Committee is exempt from the independence requirements under the effective rules and regulations of the SEC and the NASDAQ Stock Market. The members of the Committee and the Chairman shall be selected by the Board and serve at the pleasure of the Board. A Committee member (including the Chairman) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any effective rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant. The Chairman shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

     Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees as prohibited by the effective rules of the SEC and the NASDAQ Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.  MEETING REQUIREMENTS

     The Committee shall meet as necessary, but at least four times each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairman, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The

Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a Chairman pro tempore, in the absence of the Chairman, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

     The Committee may ask members of management, employees, outside counsel, the independent accountant or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

     The Chairman of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

     As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountant in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairman should meet with the independent accountant and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company's investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.  COMMITTEE RESPONSIBILITIES

     In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

     A. Oversight of the Financial Reporting Processes

        1. In consultation with the independent accountant and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

        2. Review and approve all related-party transactions.

        3. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

        4. Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

        5. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

        6. Meet at least annually with the chief financial officer, the internal auditors and the independent accountant in separate executive sessions.

        7. Review all analyst reports and press articles about the Company's accounting and disclosure practices and principles.

        8. Review all analyses prepared by management and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.(1)

        9. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

     B. Review of Documents and Reports

        1. Review and discuss with management and the independent accountant the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountant, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountant and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

        2. Review and discuss with management and the independent accountant earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee should discuss in advance each earnings release and generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance. The failure to do so is not a violation of the Committee's Charter if circumstances do not permit the Committee to meet in advance of an earnings release.

        3. Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

        4. Review reports from management, the internal auditors and the independent accountant on the Company's subsidiaries and affiliates, compliance with the Company's code(s) of conduct or ethics, applicable law and insider and related party transactions.

        5. Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

        6. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

        7. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

        8. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountant.

     C. Independent Accountant Matters

        1. Interview and retain the Company's independent accountant, considering the accounting firm's independence and effectiveness and approve the engagement fees and other compensation to be paid to the independent accountant. The Committee shall pre-approve, as required by effective rule of the

---------------

(1) SAS No. 50 provides performance and reporting standards for written reports from accountants with respect to the application of accounting principles to new transactions and financial products or regarding specific financial reporting issues.

SEC or the NASDAQ Stock Market, non-audit engagements of and fees to be paid to the Company's independent accountant.

        2. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountant to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues and (c) all relationships the independent accountant has with the Company and relevant third parties to determine the independent accountant's independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountant, but also consulting, legal, information technology services and other professional services rendered by the independent accountant and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board and shall approve in advance any non-audit services to be provided by the independent accountant.

        3. Review on an annual basis the experience and qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent accountant and the senior members of the audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountant.

        4. Review the performance of the independent accountant and terminate the independent accountant when circumstances warrant.

        5. Establish and periodically review hiring policies for employees or former employees of the independent accountant.

        6. Review with the independent accountant any problems or difficulties the auditor may have encountered and any "management" or "internal control" letter provided by the independent accountant and the Company's response to that letter. Such review should include:

          (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

          (b) any accounting adjustments that were proposed by the independent accountant that were not agreed to by the Company;

          (c) communications between the independent accountant and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

          (d) any changes required in the planned scope of the internal audit;
          and

          (e) the responsibilities, budget and staffing of the Company's internal audit function.

        7. Communicate with the independent accountant regarding (a) alternative treatments of financial information within the parameters of GAAP,
           (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the NASDAQ Stock Market may direct by rule or regulation.

        8. Periodically consult with the independent accountant out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

        9. Oversee the independent accountant relationship by discussing with the independent accountant the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountant has full access to the Committee (and the Board) to report on any and all appropriate matters.

       10. Discuss with the independent accountant prior to the audit the general planning and staffing of the audit.

       11. Obtain a representation from the independent accountant that Section 10A of the Securities Exchange Act of 1934 has been followed.

     D. Internal Audit Control Matters

        1. Discuss with management policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

        2. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountant and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

        3. Following completion of the annual audit, review separately with each of management, the independent accountant and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

        4. Review with the independent accountant, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

        5. Advise the Board about the Company's policies and procedures for compliance with applicable laws and regulations and the Company's code(s) of conduct.

        6. Establish policies and procedures regarding the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

        7. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

        8. Enforce the policy that no officer, director or any person acting under their direction shall fraudulently influence, coerce, manipulate or mislead the independent accountant for purposes of rendering the Company's financial statements materially misleading.

     E. Evaluation of Internal Auditors

        1. Review activities, organizational structure and qualifications of the internal auditors.

        2. Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

        3. Consider and review with management and the manager of internal auditing:

         (a) significant findings during the year and management's responses thereto;

         (b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information;

         (c) any changes required in the planned scope of the internal auditors' audit plan;

         (d) the internal auditors' budget and staffing; and

         (e) The internal auditors' compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

V.  ANNUAL EVALUATION PROCEDURES

     The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.  INVESTIGATIONS AND STUDIES

     The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.  MISCELLANEOUS

     Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

Adopted by the Audit Committee and approved by the Board of Directors on February 12, 2003.

VOTE BY TELEPHONE
Have your proxy card available when you call the TOLL-FREE number 1-800-542-1160 using a touch-tone phone. You will be prompted to enter your Control Number found on the reverse side, then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the WEBSITE
HTTP://WWW.VOTEFAST.COM. You will be prompted to enter your Control Number, then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15230.

-----------------------------------------------------------------------------------------------
       VOTE BY TELEPHONE               VOTE BY INTERNET                  VOTE BY MAIL
    Call TOLL-FREE using a          Access the WEBSITE and             Return your proxy
       touch-tone phone                 cast your vote                in the POSTAGE-PAID
        1-800-542-1160              HTTP://WWW.VOTEFAST.COM            envelope provided
-----------------------------------------------------------------------------------------------

                      VOTE 24 HOURS A DAY, 7 DAYS A WEEK!

YOUR TELEPHONE AND INTERNET VOTE MUST BE RECEIVED BY 11:59 P.M. EASTERN DAYLIGHT TIME ON MAY 15, 2003 TO BE COUNTED IN THE FINAL TABULATION.

              Your Control Number is printed on the reverse side.

   YOUR TELEPHONE AND INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAD MARKED, SIGNED DATED AND RETURNED YOUR
                                  PROXY CARD.

                        CENTURY BUSINESS SERVICES, INC.

                   6480 ROCKSIDE WOODS BLVD. SOUTH, SUITE 330

                             CLEVELAND, OHIO 44131

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 16, 2003

    THE UNDERSIGNED STOCKHOLDER OF CENTURY BUSINESS SERVICES, INC. (THE "COMPANY") HEREBY APPOINTS STEVEN L. GERARD AND RICK L. BURDICK AND EITHER OF THEM, WITH POWER OF SUBSTITUTION AND REVOCATION, TO REPRESENT AND VOTE ALL THE SHARES OF COMMON STOCK OF THE COMPANY HELD OF RECORD BY THE UNDERSIGNED AT THE 2003 ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED ON THE REVERSE SIDE. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT DATED APRIL 1, 2003 FOR THE ANNUAL MEETING OF STOCKHOLDERS.

                           (SEE REVERSE SIDE TO VOTE)

CENTURY BUSINESS SERVICES, INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66-4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45202

                                  NAME APPEARS

           R.S. ROWE & COMPANY, INC; JOB NO. 11633; PROOF OF 3-24-03
    & (781) 849-9700; (212) 926-2444; (800) 324-6202; FAX NO. (781) 849-9740
                      EMAIL ADDRESS: RSROWE@INTERSERVE.COM
                           PM6/5TH-3RD/CENTBIZ-PROXY

            YOUR CONTROL NUMBER IS:

 You are now able to cast your vote by using a touch-tone telephone or by using the internet.
Instructions for voting are on the reverse side. Your Control Number for voting is noted above.

                              FOLD AND DETACH HERE

.................................................................................

              CENTURY BUSINESS SERVICES, INC. 2003 ANNUAL MEETING

1. ELECTION OF DIRECTORS:                    [ ] FOR ALL NOMINEES LISTED BELOW.      [ ] WITHHOLD AUTHORITY to vote for all
                                                                                             nominees listed below.
                                        (01) Gary W. DeGroote, (02) Harve A. Ferrill
INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominees name in the space below.
----------------------------------------------------------------------------------------------------------------------------

2. Ratification of the appointment of KPMG LLP as independent accountants for fiscal year 2003.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
3. Upon such other business as may come before said meeting, or any adjournment thereof.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

               NAME APPEARS               DATED: , 2003

                                          --------------------------------------
                                                (SIGNATURE OF STOCKHOLDER)

                                          --------------------------------------
                                                (SIGNATURE OF STOCKHOLDER)

                                          (PLEASE SIGN EXACTLY AS YOUR NAME OR
                                          NAMES APPEAR OPPOSITE. ALL JOINT
                                          OWNERS SHOULD SIGN. WHEN SIGNING IN A
                                          FIDUCIARY CAPACITY OR AS A CORPORATE
                                          OFFICER, PLEASE GIVE YOUR FULL TITLE
                                          AS SUCH.)